SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 18, 1997

(Exact name of registrant as specified in its charter)

FBL Financial Group, Inc.


(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

Iowa

1-11917

42-1411715







(Address of Principal executive offices)			(Zip Code)

5400 University Avenue
West Des Moines, Iowa					50266

Registrant's telephone number, including area code

(515) 225-5400

(Former name or former address, if changed since last report.)    N/A




Item 5.  Other Events.

 	On December 18, 1997, FBL Financial Group, Inc. (the "Company") announced the formation of an alliance with Berthel Fisher & Company, a privately held financial services firm, for the marketing and administration of variable annuity and variable universal life insurance products to be sold by its broker-dealer subsidiary, Berthel Fisher & Company Financial Services, Inc. Also announced was an $8,000,000 cash investment in Berthel Fisher by the Company. The press release announcing these matters is included as an exhibit to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: December 23, 1997


By:   /s/ James W. Noyce
James W. Noyce, Chief Financial Officer



EXHIBITS TO FORM 8-K

         99.1	Press Release dated December 18, 1997


EXHIBIT 99.1



FOR IMMEDIATE RELEASE
THURSDAY, DECEMBER 18, 1997


FBL FINANCIAL GROUP, INC. AND BERTHEL FISHER & COMPANY ANNOUNCE
MARKETING AGREEMENT; INVESTMENT IN BERTHEL FISHER & COMPANY

West Des Moines, Iowa - FBL Financial Group, Inc. (NYSE: FFG) and Berthel Fisher & Company today announced a planned marketing arrangement whereby FBL Financial Group will underwrite and administer variable universal life insurance and variable annuity products for sale by Berthel Fisher & Company. Also announced is a planned investment by FBL Financial Group in Berthel Fisher & Company.

The companies will enter into a marketing agreement under which Berthel Fisher & Company Financial Services, Inc., a wholly-owned broker/dealer subsidiary of Berthel Fisher & Company, will sell variable life insurance and variable annuity products for FBL Financial Group on a non-exclusive basis. The variable products to be marketed through Berthel Fisher will be sold by a second tier life insurance subsidiary of FBL Financial Group.

FBL Financial Group will register the variable products with the Securities and Exchange Commission. FBL Financial Group's existing administrative and financial systems and personnel will be utilized to process the new variable business. It is anticipated variable products will be marketed through Berthel Fisher & Company no later than June 1998.

Berthel Fisher & Company, located in Cedar Rapids, Iowa, is privately held and operates a full-service broker/dealer, investment banking firm and leasing company. Berthel Fisher has approximately 140 full-time registered representatives that are licensed to sell variable life insurance, variable annuity and other investment products throughout the Midwest. Sales of variable and other investment products by Berthel Fisher totaled $20,000,000 and $275,000,000, respectively, during the eleven month period ended November 30, 1997.

Tom Gibson, Chief Executive Officer of FBL Financial Group stated, "Distribution of insurance products through alternative channels is an important part of our strategic plan to grow top line revenues and increase the volume of business over which we spread our fixed costs. FBL has the system resources and personnel to expand its business and the arrangement with Berthel Fisher helps utilize some of this capacity."


Gibson added, "FBL remains committed to its traditional Farm Bureau customer base and its dedicated Farm Bureau agency force.
Expanding business through alternative distribution systems will make FBL more efficient which, in turn, benefits all constituents."

In connection with the planned marketing arrangement, FBL Financial Group will acquire 5,000,000 shares of Berthel Fisher & Company's
6 percent convertible redeemable cumulative preferred stock for $5,000,000. In addition, FBL Financial Group will acquire a 20 percent interest in the common stock of Berthel Fisher & Company Financial Services, Inc. for $2,000,000 and $1,000,000 of convertible debentures issued by Berthel Fisher & Company Financial Services, Inc. With these investments, FBL Financial Group will name two members each to the Board of Directors of Berthel Fisher
& Company and Berthel Fisher & Company Financial Services, Inc.

Proceeds from the issuance of common stock and subordinated debentures will be used by Berthel Fisher for expansion and development of its sales force and other corporate purposes. This expansion is expected to be obtained through increased recruiting efforts and acquisitions. Proceeds from the issuance of the convertible preferred stock will be used for repayment of indebtedness, recapitalization and other corporate purposes.

The statements in this release concerning the outlook on FBL Financial Group's growth opportunities and potential for profitability are forward-looking statements that involve certain risks and uncertainties, including the acceptance of current and future products by customers and agents, and the success of marketing efforts. These forward-looking statements are based on assumptions which FBL Financial Group believe to be reasonable. No assurance can be given that the assumptions will prove to be correct, and the difference between assumptions and actual results could be material.

FBL Financial Group is a holding company whose primary operating subsidiaries include Farm Bureau Life Insurance Company, Western Farm Bureau Life Insurance Company and Utah Farm Bureau Insurance Company. It currently underwrites, markets and distributes life insurance, annuities, property-casualty insurance and mutual funds to individuals and small businesses in 15 Midwestern and Western states, including approximately 700,000 Farm Bureau member families, through an exclusive agency force.


###

Page 1